Exhibit 99.1

AeroVironment Announces Fiscal 2026 Second Quarter Results

ARLINGTON, VA, December 9, 2025 — AeroVironment, Inc. (NASDAQ: AVAV) (“AeroVironment” or the “Company”) reported today financial results for the fiscal second quarter ended November 1, 2025.

Second Quarter Highlights:

●	Record second quarter revenue of $472.5 million up, 151% year-over-year; with BlueHalo contributing $245.1 million and legacy revenue of $227.4 million up 21% year-over year
●	Bookings of $1.4 billion; Book-to-bill ratio of 2.9

“AV is operating from a position of strength as evidenced by our record second quarter results, all-time high bookings and long-term contract wins,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “We have built a portfolio of integrated capabilities and advanced technologies to meet the market’s accelerating demand and serve as a partner of choice in critical moments. While we are pleased with our results for the quarter, we are just getting started. We are confident that our unmatched innovation, strategic partnerships and agility to expand our manufacturing capacity enable us to address evolving defense needs and lead the generational shift in defense over the longer-term.”

FISCAL 2026 SECOND QUARTER RESULTS

Revenue for the second quarter of fiscal 2026 was $472.5 million, an increase of 151% as compared to $188.5 million for the second quarter of fiscal 2025, due to higher product sales of $173.8 million and higher service revenue of $110.2 million. The acquisition of BlueHalo on May 1, 2025 contributed to $134.4 million and $110.7 million of the current quarter product and service revenue, respectively. From a segment standpoint, Autonomous Systems (“AxS”) recorded revenue of $301.6 million and Space, Cyber and Directed Energy (“SCDE”) recorded revenue of $170.9 million.

Gross margin for the second quarter of fiscal 2026 was $104.1 million, an increase of 41% as compared to $73.6 million for the second quarter of fiscal 2025, reflecting higher product margin of $19.5 million and higher service margin of $11.0 million. Fiscal 2026 second quarter gross margin was negatively impacted by $24.2 million of intangible amortization expense and other related non-cash purchase accounting expenses, as compared to $3.7 million in the second quarter of fiscal 2025. As a percentage of revenue, gross margin fell to 22% from 39%, primarily due to an increase in the proportion of service revenue resulting from the BlueHalo acquisition and the increased amortization and other non-cash purchase accounting expenses.

Loss from operations for the second quarter of fiscal 2026 was $(30.2) million as compared to income from operations of $7.0 million for the second quarter of last fiscal year. The current quarter was negatively impacted by $48.2 million of intangible amortization and other related non-cash purchase accounting expenses as compared to $4.8 million in the second quarter of fiscal 2025. The decrease year-over-year was primarily due to an increase in selling, general and administrative (“SG&A”) expense of $60.4 million, which includes an increase of $24.0 million of intangible amortization expense, incremental headcount resulting from our acquisition of BlueHalo which closed on May 1, 2025, and an increase of $4.6 million of acquisition related expenses; an increase in research and development (“R&D”) expense of $7.3 million; partially offset by an increase in gross margin of $30.5 million.

Other income, net for the second quarter of fiscal 2026 was $9.6 million, as compared to other loss, net of $(0.7) million for the second quarter of fiscal 2025. The increase year-over-year was primarily due to an increase in interest income due to a combination of higher cash and investment balances, lower intertest bearing debt balances and an increase in unrealized gains on equity security investments.

Benefit from income taxes for the second quarter of fiscal 2026 was $(2.3) million, as compared to $(0.2) million for the second quarter of last fiscal year. The increase year-over-year was primarily due to the loss before income taxes.

Net loss for the second quarter of fiscal 2026 was $(17.1) million, or $(0.34) per diluted share, as compared to net income of $7.5 million, or $0.27 per diluted share, in the prior-year period, respectively. The current quarter was negatively impacted by $48.2 million, or $0.77 per diluted share, of intangible amortization and other related non-cash purchase accounting expenses as compared to $4.8 million, or $0.14 per diluted share, in the second quarter of fiscal 2025.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2026 was $45.0 million and non-GAAP earnings per diluted share were $0.44, as compared to $25.9 million and $0.47, respectively, for the second quarter of fiscal 2025.

BACKLOG

As of November 1, 2025, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $1.1 billion, as compared to $726.6 million as of April 30, 2025.

FISCAL 2026 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2026, the Company now expects revenue of between $1.95 billion and $2.0 billion, net loss of between $(38) million and $(30) million, non-GAAP adjusted EBITDA of between $300 million and $320 million, loss per diluted share of between $(0.76) and $(0.61) and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses, equity securities investments gains or losses, and equity method income or loss of between $3.40 and $3.55.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, December 9, 2025, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, executive vice president and chief financial officer, and Denise Pacioni, investor relations director, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL:

https://register-conf.media-server.com/register/BI46fe71ad422544adbca6658227be91e7

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the second quarter fiscal year 2026 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The company develops and deploys autonomous systems, precision strike systems, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities with speed, scale, and operational relevance. For more information visit: www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, whether due to restrictions and sanctions imposed by foreign governments or otherwise; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions and/or changing government priorities; adverse impacts of any U.S. government shutdown; our ability to realize the anticipated benefits of the BlueHalo transaction or other acquisitions; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions, or litigation that may arise from or in conjunction with our recent acquisition of BlueHalo; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents, outstanding convertible notes or merger agreement with BlueHalo; our ability to attract and retain skilled employees, including retention of BlueHalo employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	November 1,	October 26,	November 1,	October 26,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$325,037	$151,231	$638,570	$310,735
Contract services	147,471	37,227	288,614	67,206
	472,508	188,458	927,184	377,941
Cost of sales:
Product sales	241,397	87,052	472,084	172,571
Contract services	127,006	27,768	255,877	50,265
	368,403	114,820	727,961	222,836
Gross margin:
Product sales	83,640	64,179	166,486	138,164
Contract services	20,465	9,459	32,737	16,941
	104,105	73,638	199,223	155,105
Selling, general and administrative	98,336	37,916	229,612	71,711
Research and development	35,993	28,716	69,107	53,329
(Loss) income from operations	(30,224)	7,006	(99,496)	30,065
Other income (loss):
Interest income (expense), net	4,669	(690)	(12,746)	(929)
Other income (expense), net	4,951	16	7,312	(218)
(Loss) income before income taxes	(20,604)	6,332	(104,930)	28,918
(Benefit from) provision for income taxes	(2,305)	(221)	(17,474)	1,264
Equity method investment income, net of tax	1,196	990	2,983	1,055
Net (loss) income	$(17,103)	$7,543	$(84,473)	$28,709
Net (loss) income per share
Basic	$(0.34)	$0.27	$(1.75)	$1.03
Diluted	$(0.34)	$0.27	$(1.75)	$1.02
Weighted-average shares outstanding:
Basic	49,723,280	28,009,963	48,279,447	27,985,425
Diluted	49,723,280	28,145,590	48,279,447	28,139,942

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	November 1,	April 30,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$359,434	$40,862
Short-term investments	229,046	—
Accounts receivable, net of allowance for credit losses of $2,601 at November 1, 2025 and $203 at April 30, 2025	232,342	101,967
Unbilled receivables and retentions	513,486	290,009
Inventories, net	259,213	144,090
Income taxes receivable	26,446	622
Prepaid expenses and other current assets	46,490	28,966
Total current assets	1,666,457	606,516
Long-term investments	80,970	31,627
Property and equipment, net	155,383	50,704
Operating lease right-of-use assets	94,291	31,879
Deferred income taxes	—	61,460
Intangibles, net	971,787	48,711
Goodwill	2,623,669	256,781
Other assets	45,909	32,889
Total assets	$5,638,466	$1,120,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$119,531	$72,462
Wages and related accruals	79,294	44,253
Customer advances	71,167	15,952
Current operating lease liabilities	14,829	10,479
Income taxes payable	215	356
Other current liabilities	42,991	28,659
Total current liabilities	328,027	172,161
Long-term debt	726,793	30,000
Non-current operating lease liabilities	84,313	23,812
Other non-current liabilities	2,003	2,026
Liability for uncertain tax positions	6,061	6,061
Deferred income taxes	73,188	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at November 1, 2025 and April 30,2025	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—49,927,306 shares at November 1, 2025 and 28,267,517 shares at April 30, 2025	6	4
Additional paid-in capital	4,234,464	618,711
Accumulated other comprehensive loss	(6,222)	(6,514)
Retained earnings	189,833	274,306
Total stockholders’ equity	4,418,081	886,507
Total liabilities and stockholders’ equity	$5,638,466	$1,120,567

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	November 1,	October 26,
	2025	2024
Operating activities
Net (loss) income	$(84,473)	$28,709
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	148,327	17,854
Gain from equity method investments	(2,983)	(1,055)
Amortization of debt issuance costs	9,054	1,047
Provision for credit losses	1,978	(67)
Reserve for inventory excess and obsolescence	2,679	2,032
Other non-cash expense, net	2,089	1,194
Non-cash lease expense	12,655	4,980
Loss on foreign currency transactions	215	32
Unrealized (gain) loss on available-for-sale equity securities, net	(8,858)	267
Stock-based compensation	19,995	10,137
Loss on disposal of property and equipment	594	201
Amortization of debt securities	(201)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(51,519)	(3,500)
Unbilled receivables and retentions	(124,147)	(4,684)
Inventories	(49,360)	7,485
Income taxes receivable	(22,230)	(9,636)
Prepaid expenses and other assets	(12,747)	(2,247)
Accounts payable	(7,772)	(7,624)
Other liabilities	(2,106)	(20,416)
Net cash (used in) provided by operating activities	(168,810)	24,709
Investing activities
Acquisition of property and equipment	(33,537)	(10,447)
Contributions in equity method investments	(2,123)	(1,183)
Purchase of available-for-sale investments	(264,215)	—
Acquisition of capitalized software to be sold	(13,266)	—
Business acquisitions, net of cash acquired	(844,580)	—
Net cash used in investing activities	(1,157,721)	(11,630)
Financing activities
Principal payments of term loan	(700,000)	(28,000)
Proceeds from long-term debt	693,202	15,000
Principal payments of revolver	(265,000)	—
Proceeds from revolver, net of creditor costs	233,939	—
Proceeds from shares issued, net of underwriter costs	968,515	—
Proceeds from convertible debt, net of underwriter costs	726,944	—
Payment of debt issuance costs	(2,445)	(900)
Payment of equity issuance costs	(1,388)	—
Tax withholding payment related to net settlement of equity awards	(10,900)	(4,064)
Employee stock purchase plan contributions	2,467	—
Exercise of stock options	—	506
Other	(9)	(13)
Net cash provided by (used in) financing activities	1,645,325	(17,471)
Effects of currency translation on cash and cash equivalents	(222)	51
Net increase (decrease) in cash and cash equivalents	318,572	(4,341)
Cash and cash equivalents at beginning of period	40,862	73,301
Cash and cash equivalents at end of period	$359,434	$68,960
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$3,192	$14,444
Interest	$12,216	$777
Non-cash activities
Issuance of common stock for business acquisition	$2,640,365	$—
Unrealized loss on available-for-sale investments, net of deferred tax expense of $0 for the three and six months ended November 1, 2025 and October 26, 2024, respectively	$(184)	—
Change in foreign currency translation adjustments	$476	$364
Acquisitions of property and equipment included in accounts payable	$5,625	$964

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended November 1, 2025
	AxS	SCDE	Total
Revenue	$301,573	$170,935	$472,508

Segment adjusted EBITDA	$51,438	$(6,480)	$44,958

	Three Months Ended October 26, 2024
	AxS	SCDE	Total
Revenue	$188,458	$—	$188,458

Segment adjusted EBITDA	$25,862	$—	$25,862

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	November 1, 2025	October 26, 2024	November 1, 2025	October 26, 2024

(Loss) earnings per diluted share	$(0.34)	$0.27	$(1.75)	$1.02
Amortization of acquired intangible assets and other purchase accounting adjustments	0.77	0.14	2.09	0.27
Acquisition-related expenses	0.13	0.10	0.65	0.10
Equity method and equity securities investments activity, net	(0.12)	(0.04)	(0.21)	(0.03)
Earnings per diluted share as adjusted (non-GAAP)	$0.44	$0.47	$0.78	$1.36

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(in millions)	November 1, 2025	October 26, 2024	November 1, 2025	October 26, 2024
Net (loss) income	$(17.1)	$7.5	$(84.5)	$28.7
Interest expense, net	(4.7)	0.7	12.7	0.9
Provision for income taxes	(2.3)	(0.2)	(17.5)	1.3
Depreciation and amortization	58.1	9.0	148.3	17.9
EBITDA (non-GAAP)	34.0	17.0	59.0	48.8
Amortization of cloud computing arrangement implementation	1.4	0.6	2.3	1.3
Stock-based compensation	8.6	5.6	20.0	10.1
Acquisition-related expenses	8.3	3.7	32.0	3.7
Equity method and equity securities investments activity, net	(7.3)	(1.0)	(11.8)	(0.8)
Adjusted EBITDA (non-GAAP)	$45.0	$25.9	$101.5	$63.1

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2026
Forecast loss per diluted share	$(0.76) - (0.61)
Amortization of acquired intangible assets and other purchase accounting adjustments	3.63
Acquisition-related expenses	0.74
Equity method and equity securities investments activity, net	(0.21)
Forecast earnings per diluted share as adjusted (non-GAAP)	$3.40 - 3.55

Reconciliation of 2026 Forecast and Fiscal Year 2025 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2026	April 30, 2025
Net (loss) income	$(38) - (30)	$44
Interest expense, net	4 - 8	2
(Benefit from) provision for income taxes	(16) - (9)	1
Depreciation and amortization	279	41
EBITDA (non-GAAP)	230 - 248	88
Amortization of cloud computing arrangement implementation	7	2
Stock-based compensation	38	22
Acquisition-related expenses	37 - 39	19
Equity method and equity securities investments activity, net	(12)	(5)
Goodwill impairment	—	18
Legal accrual	—	2
Adjusted EBITDA (non-GAAP)	$300 - 320	$146

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Denise Pacioni

+1 805-795-4108

ir@avinc.com

https://investor.avinc.com/contact-and-faq/contact-us